                                                                  EXHIBIT 4.3(a)

                    AMENDED AND RESTATED CREDIT AGREEMENT dated as of November
               25, 1997, as amended and restated February 5, 1999, among EQUISTAR CHEMICALS, LP, a Delaware limited partnership; MILLENNIUM AMERICA INC., a Delaware corporation, as Guarantor; the Lenders party thereto; BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Servicing Agent, Documentation Agent and Administrative Agent; and THE CHASE MANHATTAN BANK, as Syndication Agent and Administrative Agent.

          WHEREAS, the Borrower (such term and each other capitalized term used but not defined herein having the meaning assigned to it in the Credit Agreement as amended and restated hereby, the "Amendment and Restatement"), the Lenders, BofA and Chase are parties to the Credit Agreement dated as of November 25, 1997 (the "Credit Agreement");

          WHEREAS, the Borrower has requested that the Lenders amend and restate the Credit Agreement; and

          WHEREAS, the undersigned Lenders are willing, on the terms and subject to the conditions set forth herein, to approve such Amendment and Restatement;

          NOW, THEREFORE, in consideration of these premises, the Borrower, Millennium America Inc. and the undersigned Lenders hereby agree as follows:

          SECTION 1. Amendments. Effective as of the Amendment and Restatement Effective Date (as defined in Section 3 hereof), the Credit Agreement is hereby amended and restated in its current form with the following amendments:

          (a) The following definitions are added to Section 1.01 of the Credit Agreement in their appropriate alphabetical positions:

               "Assumed Occidental Liabilities" shall mean amounts due under the Lease Intended for Security, Corpus Christi Ethylene Cracking Facility, dated December 18, 1991, among Oxy Petrochemicals Inc., as assignee of Occidental Chemical Corporation, as Lessee, the institutions listed on the
     Schedule I thereto, as Lessors, Norwest Bank Minnesota, N.A., as Agent and Chemical Bank and the Bank of Nova Scotia, as Information Agents, as amended and supplemented from time to time.

               "Equistar GP" shall mean any general partner of the Borrower.

               "Occidental Asset Contribution Agreement" means the Agreement and Plan of Merger and Asset Contribution dated as of May 15, 1998, among

          Occidental GP, Occidental LP1, Occidental LP2, Oxy Petrochemicals Inc. and the Borrower.

          (b) The definition of "Applicable Percentage" in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the table contained therein with the following table:

                                                   Facility
           Index               LIBOR/NIBOR           Fee
          Ratings                 Spread          Percentage
          -------              -----------        ----------

Category 1                         .285%            .090%
   A-/A3 or higher

Category 2                         .375%            .125%
     BBB+/Baa1

Category 3                         .475%            .150%
     BBB/Baa2

Category 4                         .675%            .200%
    BBB-/Baa3

Category 5                         .775%            .225%
    BBB-/Ba1 or BB+/Baa3

Category 6                        1.000%            .250%
    BB+/Ba1

Category 7                        1.200%            .300%
    BB/Ba2 or lower
--------------------------------------------------------

(ii) replacing the number "6" at the end of clause (i) thereof with the number "7" and (iii) inserting immediately before the semicolon at the end of clause
(ii) thereof the following: "(except that for purposes of this clause (ii), Category 5 shall be disregarded in determining the number of Categories by which the Index Ratings differ)".

          (c) The definition of "Change in Control" in Section 1.01 of the Credit Agreement is hereby amended by replacing the definition in its entirety with the following:

               A "Change in Control" shall occur if at any time Lyondell, Millennium and Occidental cease to own in the aggregate, through ownership by one or more of them, partnership interests representing at least a majority of the total equity interest and voting power of the Borrower.

          (d) The second proviso in the definition of "EBITDA" in Section 1.01 of the Credit Agreement is hereby amended to read as follows: "provided further, that after December 31, 1998, such addition may only be made in the calculation of EBITDA for each of two fiscal quarters during the remaining term of this Agreement and any such addition may only be made for one fiscal quarter during any four consecutive fiscal quarters."

          (e) The Interest Coverage Ratio in Section 6.05 of the Credit Agreement is hereby amended by inserting at the end thereof, the following:
"except that for any period of four consecutive fiscal quarters ending on any date set forth below, the Interest Coverage Ratio shall not be less than the ratio set forth below opposite such date:

Date                                          Ratio
----                                          ------
March 31, 1999. . . . . . . . . . . . . . . .2.50 to 1.0
June 30, 1999 . . . . . . . . . . . . . . . .2.25 to 1.0
September 30, 1999. . . . . . . . . . . . . .2.00 to 1.0
December 31, 1999 . . . . . . . . . . . . . .2.00 to 1.0
March 31, 2000. . . . . . . . . . . . . . . .2.15 to 1.0
June 30, 2000 . . . . . . . . . . . . . . . .2.25 to 1.0
September 30, 2000. . . . . . . . . . . . . .2.50 to 1.0
December 31, 2000 . . . . . . . . . . . . . .2.75 to 1.0

          (f) Section 10.15(a) of the Credit Agreement is hereby amended by replacing "Lyondell GP or Millennium GP, or any of their Affiliates" with "any Equistar GP or any of its Affiliates"

          (g) Section 10.15(b) of the Credit Agreement is hereby amended by replacing all the text immediately after the first sentence thereof with the following: "The Occidental Asset Contribution Agreement contains provisions under which the Borrower would be obligated to reimburse Occidental for any amounts paid by Occidental or its Affiliates on account of the fixed rent, purchase obligation and variable rent on the Assumed Occidental Liabilities. The Lenders acknowledge and agree that the obligations of the Borrower in respect of any such reimbursement obligations will rank pari passu with the Obligations"

          SECTION 3.  Effectiveness.   This Amendment and Restatement shall
become effective as of the date (the "Amendment and Restatement Effective Date") when the Administrative Agents (or their counsel) shall have received copies hereof that, when taken together, bear the signatures of the Borrower and the Required Lenders.

          SECTION 4. Amendment and Restatement Fee. The Borrower shall pay to the Administrative Agents on the Amendment and Restatement Effective Date a fee as separately agreed to for the account of each Lender executing this Amendment and Restatement.

          SECTION 5. Applicable Law. This Amendment and Restatement shall be construed in accordance with and governed by the law of the State of New York.

          SECTION 6. No Other Amendments. Except as expressly set forth herein, this Amendment and Restatement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment and Restatement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

          SECTION 7. Counterparts. This Amendment and Restatement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment and Restatement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment and Restatement.

          SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and Restatement and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment and Restatement.

          SECTION 9. Expenses. The Borrower shall reimburse the Administrative Agents for their reasonable out-of-pocket expenses incurred in connection with this Amendment and Restatement, including the reasonable fees and expenses of Cravath, Swaine & Moore, counsel for the Administrative Agents.

          IN WITNESS WHEREOF, the Borrower, Millennium America Inc. and the undersigned Lenders have caused this Amendment and Restatement to be duly executed by their duly authorized officers, all as of the date first above written.



                                        EQUISTAR CHEMICALS, LP

                                           by /s/ Eugene R. Allspach
                                             ----------------------------
                                             Name: Eugene R. Allspach

                                             Title: President and Chief
                                                     Operating Officer


                                        MILLENNIUM AMERICA, INC.

                                           by /s/ Christine Wubbolding
                                             ----------------------------
                                             Name: Christine Wubbolding

                                             Title: Vice President and
                                                     Treasurer

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        individually and as
                                        Administrative Agent, Documentation
                                        Agent and Servicing Agent,


                                           by /s/ Michael J. Dillon
                                             ----------------------------
                                             Name: Michael J. Dillon

                                             Title: Managing Director



                                        THE CHASE MANHATTAN BANK,
                                        individually and as
                                        Administrative Agent and
                                        Syndication Agent,

                                           by /s/ Mary Elizabeth Swerz
                                             ----------------------------
                                             Name: Mary Elizabeth Swerz

                                             Title: Vice President


                                        ABN AMRO BANK N.V.,
                                           by /s/  Collis G. Sanders
                                             ----------------------------
                                             Name: Collis G. Sanders

                                             Title:Senior Vice President
                                                   & Managing Director


                                           by /s/  Gordon D. Chang
                                             ----------------------------
                                             Name: Gordon D. Chang

                                             Title: Vice President

                                        BANK AUSTRIA AG,

                                           by /s/  R. Tenhave
                                             ----------------------------
                                             Name: R. Tenhave

                                             Title: Senior Vice President

                                              /s/  Karen L. Jill
                                             ----------------------------
                                             Name: Karen L. Jill

                                             Title: Assistant Vice President



                                        THE BANK OF NEW YORK,

                                           by /s/  Raymond J. Palmer
                                             ---------------------------
                                             Name:  Raymond J. Palmer

                                             Title: Vice President



                                        THE BANK OF NOVA SCOTIA,

                                           by /s/  F. C. H. Ashby
                                              -------------------------
                                              Name:  F. C. H. Ashby

                                              Title: Senior Manger Loan
                                                       Operations


                                        THE BANK OF TOKYO-MITSUBISHI,

                                           by /s/  Ichiro Otani
                                              ------------------------
                                              Name:  Ichiro Otani

                                              Title: Deputy General Manager

                                        BANQUE NATIONALE DE PARIS,

                                           by /s/ John Stacy
                                             -------------------------
                                             Name: John Stacy

                                             Title: Vice President


                                        CIBC INC.,
                                        by CIBC OPPENHEIMER CORP,
                                        as Agent,

                                           by /s/  Ihor Zaluckyj
                                             -------------------------
                                             Name:  Ihor Zaluckyj

                                             Title: Executive Director


                                        COMMERZBANK AG,

                                           by /s/  W. David Suttles
                                             -------------------------
                                             Name: W. David Suttles

                                             Title: Vice President

                                           by /s/ D. L. Ward
                                             -------------------------
                                             Name:  D. L. Ward

                                             Title:  Assistant Treasurer


                                        CREDIT LYONNAIS NEW YORK BRANCH,

                                           by /s/ Phillippe Soustra
                                             -------------------------
                                             Name:  Phillippe Soustra

                                             Title: Senior Vice President

                                        THE DAI-ICHI-KANGO BANK, LTD.,

                                           by /s/  Timothy White
                                             -------------------------
                                             Name: Timothy White

                                             Title: Senior Vice President


                                        DEUTSCHE GENOSSENSCHAFTS BANK AG,

                                           by /s/  Mark Connelly
                                             -------------------------
                                             Name: Mark Connelly

                                             Title: Vice President


                                           by /s/  Elizabeth L. Ryan
                                              ------------------------
                                              Name:  Elizabeth L. Ryan

                                              Title:  Vice President


                                        THE FIRST NATIONAL BANK OF
                                        CHICAGO,

                                          by /s/  Dixon P. Schultz
                                             ------------------------
                                              Name:  Dixon P. Schultz

                                              Title:  First Vice President

                                        THE INDUSTRIAL BANK OF JAPAN,
                                        LTD.,

                                           by /s/  Mike Oakes
                                             ------------------------
                                             Name: Mike Oakes

                                             Title: Senior Vice President
                                                     Houston Office


                                        KBC BANK N. V.,

                                           by /s/  Robert Snauffer
                                             -------------------------
                                             Name:  Robert Snauffer

                                             Title:  First Vice President


                                            by /s/  Marcel Claes
                                              -------------------------
                                              Name:  Marcel Claes

                                              Title:  Deputy General Manager


                                        THE LONG-TERM CREDIT BANK OF
                                        JAPAN, LIMITED,

                                           by /s/  Sadao Muraoko
                                             --------------------------
                                             Name:  Sadao Muraoko

                                             Title:  Head of Southwest Region

                                        MARINE MIDLAND BANK,

                                           by /s/  George Linhart
                                             --------------------------
                                             Name: George Linhart

                                             Title: Relationship Manager


                                        MORGAN GUARANTY TRUST COMPANY
                                        OF NEW YORK,

                                           by /s/  Anna Marie Fallon
                                             ----------------------------
                                             Name:  Anna Marie Fallon

                                             Title:  Vice President


                                        NATIONSBANK, N.A.,

                                           by /s/  Michael J. Dillon
                                             ----------------------------
                                             Name:  Michael J. Dillon

                                             Title: Managing Director


                                        PNC BANK,

                                           by /s/  Marc T. Kennedy
                                             ---------------------------
                                             Name:  Marc T. Kennedy

                                             Title: Vice President


                                        THE SANWA BANK LIMITED,

                                           by /s/ Jean-Michel Fatovic
                                             ----------------------------
                                             Name: Jean-Michel Fatovic

                                             Title:   Vice President

                                        SOCIETE GENERALE,

                                           by /s/ Karen M. Sager
                                             --------------------------
                                             Name: Karen M. Sager

                                             Title:  Vice President


                                        THE SUMITOMO BANK, LTD.,

                                           by /s/  J. Bruce Meredith
                                             ----------------------------
                                             Name:  J. Bruce Meredith

                                             Title: Senior Vice President


                                        SUNTRUST BANK, ATLANTA,

                                         by /s/ M. Anne Ford
                                           ------------------------------
                                          Name:  M. Anne Ford

                                          Title: Corporate Banking Officer


                                         by /s/  Steven J. Newby
                                           ------------------------------
                                           Name:  Steven J. Newby

                                           Title: Corporate Banking Officer


                                        THE TORONTO-DOMINION BANK,

                                           by /s/  Sonja R. Jordan
                                             ---------------------------
                                             Name:  Sonja R. Jordan

                                             Title:  Manager, Credit
                                                       Administration



                                        WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                        NEW YORK BRANCH,

                                         by /s/ Felicia LaForgia
                                           ---------------------------
                                           Name: Felicia LaForgia

                                           Title: Vice President

                                        by /s/  Thomas Lee
                                          --------------------------
                                          Name:  Thomas Lee

                                          Title: Associate